Exhibit 10.1

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of June 17, 2024, by and among Hennessy Capital Investment Corp. VI, a Delaware corporation (“SPAC”), Greenstone Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), and The Southern SelliBen Trust, a registered New Zealand foreign trust and shareholder of the Company (the “Requisite Shareholder”). SPAC, the Company and the Requisite Shareholder are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. On this date, SPAC, Namib Minerals, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), Midas SPAC Merger Sub Inc., a Delaware corporation and a direct wholly-owned Subsidiary of PubCo (the “SPAC Merger Sub”), Cayman Merger Sub Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned Subsidiary of PubCo (the “Company Merger Sub”), and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) at the Company Merger Effective Time, the Company Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving as a wholly-owned subsidiary of PubCo, and (b) immediately following the Company Merger and at the SPAC Merger Effective Time, the SPAC Merger Sub will merge with and into SPAC (the “SPAC Merger” and, together with the Company Merger, the “Mergers”), with SPAC surviving as a wholly-owned subsidiary of PubCo. The Mergers, together with the other transactions contemplated by the Business Combination Agreement, are collectively referred to as the “Transactions”.

B. The Requisite Shareholder agrees to enter into this Agreement with respect to all Company Shares of which the Requisite Shareholder now or hereafter has beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Requisite Shareholder is the owner of, and has voting power (including, without limitation, by proxy or power of attorney) over, such number and class of Company Shares as are indicated opposite of its name on Schedule A attached hereto (all such Company Shares, together with any shares in the Company of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any the Requisite Shareholder during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of SPAC to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Requisite Shareholder has agreed to enter into this Agreement.

E. Each of SPAC and the Requisite Shareholder has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Company Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, the Requisite Shareholder agrees not to (a) Transfer any Subject Shares or (b) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement).

2.2 Additional Purchases. Until the Expiration Time, the Requisite Shareholder agrees that any Subject Shares that the Requisite Shareholder purchases, that are issued to the Requisite Shareholder by the Company, that are otherwise hereinafter acquired by the Requisite Shareholder or with respect to which the Requisite Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by the Requisite Shareholder as of the date hereof. The Requisite Shareholder agrees, while this Agreement is in effect, to notify SPAC and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by the Requisite Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, the Requisite Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by the board of directors of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company requests such delivery; but in no event prior to the time when the Proxy/Registration Statement has become effective), the Requisite Shareholder shall: (a) if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Requisite Shareholder shall vote, or cause to be voted, all of the Subject Shares to which the Requisite Shareholder has sole or shared voting power and is entitled to vote; and/or (b) if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in respect of all of its Subject Shares: (i) to approve and adopt the Business Combination Agreement and the Transactions, (ii) in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement or the Transactions is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of the Requisite Shareholder’s Subject Shares held at such time in favor of the foregoing, and (iii) to vote against and withhold consent with respect to any merger, purchase or divestiture of all or substantially all of the Company’s assets or other business combination transaction (other than the Business Combination Agreement and the Transactions), and any other proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the closing conditions of SPAC, the Company, PubCo, the Company Merger Sub or the SPAC Merger Sub under the Business Combination Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of SPAC, the Company, PubCo, the Company Merger Sub or the SPAC Merger Sub; provided, however, that the Requisite Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of PubCo Ordinary Shares being issued to holders of Company Shares as contemplated by the Business Combination Agreement. The Requisite Shareholder shall not take or omit to take, or commit or agree to take or omit to take, any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. PubCo Shareholder’s Approval. Prior to Closing, at the request of SPAC, the Requisite Shareholder shall adopt a written resolution to the effect of approving the Business Combination Agreement and the other Transaction Documents and approving the Mergers and the other Transactions and adopting the PubCo A&R Charter substantially in the form attached to the Business Combination Agreement effective as of the SPAC Merger Effective Time.

5. Additional Agreements.

5.1 No Challenges. The Requisite Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, the Company Merger Sub, the SPAC Merger Sub, PubCo, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

5.2 Further Actions. The Requisite Shareholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of the Requisite Shareholder contained in this Agreement inaccurate in any material respect. The Requisite Shareholder further agrees that it shall take all actions reasonably necessary and cooperate with SPAC and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by SPAC or the Company in connection with the transactions contemplated hereby and the Transactions or that are reasonably necessary to give further effect thereto.

5.3 Consent to Disclosure. The Requisite Shareholder hereby consents to the publication and disclosure in the Proxy/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of the Requisite Shareholder’s identity and beneficial ownership of Subject Shares and the nature of the Requisite Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. The Requisite Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Representations and Warranties of the Requisite Shareholder. The Requisite Shareholder hereby represents and warrants to SPAC as follows:

6.1 Due Authority. The Requisite Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Requisite Shareholder (and, if such Shareholder is married and any of such Shareholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Shareholder’s spouse), and constitutes a valid and binding agreement of the Requisite Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

6.2 Ownership of the Company Shares. The Requisite Shareholder is (a) the owner of the Company Shares indicated on Schedule A hereto opposite the Requisite Shareholder’s name, free and clear of any and all Encumbrances, other than (i) those created by this Agreement, (ii) as may be set forth in the Company Charter or (iii) those imposed by applicable Law, including federal and state securities Laws and (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Company Shares indicated on Schedule A hereto opposite the Requisite Shareholder’s name. The Requisite Shareholder has as of the date hereof and will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Requisite Shareholder set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, the Requisite Shareholder does not own any other voting securities of the Company or have the power to vote (including by proxy or power of attorney) any other voting securities of the Company other than the Company Shares set forth on Schedule A hereto opposite the Requisite Shareholder’s name. As of the date hereof, the Requisite Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Company or (ii) the power to vote any other voting securities of the Company, in each case except as set forth on Schedule A hereto opposite the Requisite Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Requisite Shareholder pursuant to arrangements made by the Requisite Shareholder.

6.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Requisite Shareholder does not, and the performance by the Requisite Shareholder of the obligations under this Agreement and the compliance by the Requisite Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Requisite Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Requisite Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on any of the Company Shares owned by the Requisite Shareholder pursuant to any contract or agreement to which the Requisite Shareholder is a party or by which the Requisite Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Requisite Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to the Requisite Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Requisite Shareholder of the transactions contemplated hereby.

6.4 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Requisite Shareholder, threatened, against the Requisite Shareholder that would reasonably be expected to impair the ability of the Requisite Shareholder to perform the Requisite Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

6.5 Absence of Other Voting Agreement. Except for this Agreement, the Requisite Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company owned by the Requisite Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Company owned by the Requisite Shareholder (other than as contemplated by this Agreement).

6.6 Reliance by SPAC. The Requisite Shareholder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the Requisite Shareholder’s execution and delivery of this Agreement.

6.7 Requisite Shareholder Has Adequate Information. The Requisite Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon SPAC or the Company, and based on such information as the Requisite Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Requisite Shareholder acknowledges that none of SPAC or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. The Requisite Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Requisite Shareholder are irrevocable.

7. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Expiration Time and (b) the mutual written agreement of SPAC, the Company and the Requisite Shareholder.

8. Acquisition Proposals and Alternative Transactions. Until the Expiration Time, the Requisite Shareholder agrees to comply with the obligations applicable to the Requisite Shareholder pursuant to Section 6.3 of the Business Combination Agreement as if it was a party with respect thereto.

9. Miscellaneous.

9.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party take all such actions as are necessary, proper or advisable under applicable Laws, so long as such action is consistent with and for the purposes of implementing the provisions of this Agreement.

9.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and SPAC shall be allocated as set forth in Section 11.6 of the Business Combination Agreement.

9.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC, PubCo, the Company Merger Sub or the SPAC Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

9.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. A waiver under this Agreement shall be valid only if set forth in an instrument in writing signed by the Party or Parties granting such waiver. Notwithstanding the foregoing, no failure or delay by a Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5):

if to SPAC:

Hennessy Capital Investment Corp. VI

P.O. Box 1036, 195 US Hwy 50, Suite 309

Zephyr Cove, NV 89448

Attention: Daniel J. Hennessy, Nicholas Petruska and Daniel Zlotnitsky

Email: dhennessy@hennessycapitalgroup.com,
npetruska@hennessycapllc.com and Dzlotnitsky@hennessycapllc.com with copies (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Jeffrey N. Smith and Michael Heinz

Email: jnsmith@sidley.com and mheinz@sidley.com

if to the Company:

Greenstone Corporation

c/o Appleby Global Services (Cayman) Limited

71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands

Attention: Ibrahima Tall

Email: itall@greenstonecorp.com

with copies (which shall not constitute notice) to:

Greenberg Traurig LLP

1 Vanderbilt Ave
New York, New York 10017
Attention: Alan Annex; Adam Namoury
Email: alan.annex@gtlaw.com; adam.namoury@gtlaw.com

if to the Requisite Shareholder, to the address for notice set forth on Schedule A hereto,

with copies (which shall not constitute notice) to:

Greenberg Traurig LLP

1 Vanderbilt Ave
New York, New York 10017
Attention: Alan Annex; Adam Namoury
Email: alan.annex@gtlaw.com; adam.namoury@gtlaw.com

9.6 Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

9.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

9.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each Transaction Document to which the Parties are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, no Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

9.9 Certificates. Promptly following the date of this Agreement, the Company shall advise its transfer agent in writing that the Requisite Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company in writing with such information as is reasonable to ensure compliance with such restrictions.

9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

9.12 Governing Law; Waiver of Jury Trial. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. The Parties irrevocably submit to the exclusive jurisdiction of the state or federal courts of the state of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined by such a Delaware state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 9.5 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Each Party acknowledges and agrees that any controversy which may arise under this Agreement or the transactions is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such Party understands and has considered the implications of the foregoing waiver; (iii) such Party makes the foregoing waiver voluntarily and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.12.

9.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provision of this Agreement were not fully or timely performed in accordance with their specific terms or were otherwise breached. The Parties agree that (a) each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to specific enforcement of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party hereby also waives any requirement for the securing or posting of any bond in connection therewith.

9.14 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered irrevocable originally executed counterparts of this Agreement.

9.15 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Requisite Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company or any of its Subsidiaries. The Requisite Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Company Shares.

9.16 Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and the Requisite Shareholder acknowledge that, as described in the final prospectus of SPAC, filed with the SEC on September 30, 2021 (Registration No. 333-254062) (the “SPAC Prospectus”), SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public shareholders pursuant to the Trust Agreement and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company and the Requisite Shareholder further acknowledge and agrees that a significant amount of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Company (on behalf of itself and its Affiliates) and the Requisite Shareholder hereby irrevocably waives any Released Claims (as defined below), in the past, now or in the future as a result of, or arising out of, this Agreement, any negotiation, contracts or agreements with the Company, the Requisite Shareholder or its respective representative, against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC, to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, regardless of whether such claim arises as a result of, in connection with or relating to any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”) and will not seek recourse against the Trust Account at any time for any reason. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Company’s or Requisite Shareholder’s right to pursue a claim against SPAC pursuant to this Agreement for legal relief against monies or other assets of SPAC held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in this Agreement. This Section 9.16 shall survive the termination of this Agreement for any reason.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the Parties have caused this Agreement to be executed as of the date first set forth above.

SPAC:

HENNESSY CAPITAL INVESTMENT CORP. VI

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

COMPANY:

GREENSTONE CORPORATION

By:	/s/ Tulani Sikwila
	Name:	Tulani Sikwila
	Title:	Director

[Signature Page to Shareholder Support Agreement]

REQUISITE SHAREHOLDER:

the Southern selliben trust

BY: tHREE rIVERS pTC lIMITED, ITS TRUSTEE

By:	/s/ Tulani Sikwila
	Name:	Tulani Sikwila
	Title:	Director

[Signature page to Shareholder Support Agreement]

Schedule A

Name	Number of Company Shares	Address
The Southern SelliBen Trust	700 Company Shares	P.O. Box 137069, Parnell, Auckland 1151, New Zealand

[Schedule A to Shareholder Support Agreement]